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                                                                    Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-39102 and 333-01275 of Lancaster Colony Corporation on Form S-8 of our reports dated August 26, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lancaster Colony Corporation for the year ended June 30, 1998.



/S/ Deloitte & Touche LLP



DELOITTE & TOUCHE LLP

Columbus, Ohio
September 24, 1998